Exhibit 21- Subsidiaries of the Company as of November 1, 2004

Parent Level:	R.H. Donnelley Corporation (formerly known as The Dun & Bradstreet Corporation), a Delaware corporation; publicly traded on NYSE as “RHD”

Tier 1 Subsidiary:	R.H. Donnelley Inc. (formerly known as The Reuben H. Donnelley Corporation), a Delaware corporation wholly owned by R.H. Donnelley Corporation

Tier 2 Subsidiaries (all 100% owned by R.H. Donnelley Inc.):

DonTech Holdings, LLC* Get Digital Smart.com Inc.** R.H. Donnelley APIL, Inc** R.H. Donnelley Publishing & Advertising, Inc.*** R.H. Donnelley Publishing & Advertising of Illinois Holdings, LLC*

Tier 3 Subsidiaries (both 100% owned by R.H. Donnelley Inc. and a Tier 2 subsidiary):

The DonTech II Partnership**** R.H. Donnelley Publishing & Advertising of Illinois Partnership****

*	Delaware limited liability companies

**	Delaware corporations. Get Digital Smart is presently inactive.

***	Kansas corporation formerly known as Sprint Publishing & Advertising, Inc., which now does business as R.H. Donnelley Publishing & Advertising and Sprint Yellow Pages®.

****	Illinois general partnerships doing business as DonTech and R.H. Donnelley Publishing & Advertising, respectively

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